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                                                                   EXHIBIT (23a)

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use of our reports included herein and incorporated herein by reference and to the reference to our firm under the headings "Summary of Selected Financial Data" and "Experts" in the Prospectus. Our report refers to a change in 1995 in the method of accounting for long-lived assets to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 121.

                                            KPMG Peat Marwick LLP

Dallas, Texas
June 26, 1996